EXHIBIT 99.1

CONTACT:           William Koziel
(847) 597-8800

Così, Inc. Announces Successful Completion of Rights Offering

DEERFIELD, IL – January 7, 2010 (MARKETWIRE via COMTEX) –Così, Inc. (NASDAQ: COSI), the premium convenience restaurant company, announced today that the offering period of its previously announced rights offering expired at 5:00 p.m., New York City time, on January 6, 2010.

The preliminary results indicate that the offering has been over-subscribed and, accordingly, the Company will issue a total of 10,000,000 shares to stockholders that exercised their basic subscription privileges and their over-subscription privileges in the rights offering.  As the number of over-subscription requests exceeds the number of shares available for sale in the rights offering, the Company will allocate the shares of common stock that are available for sale pursuant to over-subscription requests on a pro rata basis.

In addition, in accordance with the terms of their respective purchase agreements, the Company's executive officers and outside directors are expected to purchase approximately 286,173 shares in a private placement from the Company at the same subscription price offered to stockholders.  These shares equal the number of shares that would have otherwise been available for purchase by the officers and directors pursuant to their basic subscription privilege in the rights offering.  The officers and directors are also expected to purchase an additional amount of shares that would have otherwise been available for purchase by them pursuant to the exercise of their pro rata over-subscription privileges.  These additional shares will be allocated upon completion of the final tabulation for the rights offering.

The Company estimates that it will receive gross proceeds of approximately $5 million from the rights offering, which excludes proceeds from officers and directors pursuant to their purchase agreements.  Subscription rights that were not exercised by 5:00 p.m., New York City time, on January 6, 2010 have expired.

“We are pleased to announce the successful completion of our rights offering and are encouraged by the support of our stockholders, which resulted in an over-subscription of the offering,” said Jim Hyatt, CEO of Cosi.  “As I stated previously, given the current state of the economy, we feel it is important to shore up our financial resources and provide some resources to continue to improve our product offering and broaden our customer reach.  The proceeds from this offering will assist us in moving forward on those objectives.”

The number of shares to be issued is preliminary and subject to verification by the subscription agent, American Stock Transfer & Trust Company.  The Company expects the subscription agent to finish tabulating the results on or about January 12, 2010, following the expiration of the three-business day period to satisfy guarantees of delivery.  The actual number of shares to be issued will be announced promptly following completion of the verification process. Promptly after such announcement, the subscription agent will issue certificates representing the shares and any excess subscription proceeds will be promptly returned by mail.

In addition, the Company announced that, in accordance with the terms of the rights offering, the Company’s Rights Agreement has been amended to permit acquisitions of stock pursuant to the rights offering that would result in a stockholder having beneficial ownership of 15% or more of the Company’s outstanding common stock. As a result, stockholders were permitted to acquire shares of common stock in the rights offering that result in aggregate beneficial ownership up to the 19.9% ownership limitation specified in the rights offering without triggering the provisions of the Rights Agreement. However, under the Rights Agreement amendment, any person, together with all affiliates and associates of such person, owning 15% or more of our outstanding common stock as the result of purchases made pursuant to the rights offering is not permitted to thereafter acquire any additional shares unless otherwise permitted by the Rights Agreement.

About Così, Inc.
Così ( http://www.getcosi.com ) is a national premium convenience restaurant chain that has developed featured foods built around a secret, generations-old recipe for crackly crust flatbread. This artisan bread is freshly baked in front of customers throughout the day in open flame stone hearth ovens prominently located in each of the restaurants. Così’s warm and urbane atmosphere is geared towards its sophisticated, upscale, urban and suburban guests. There are currently 99 Company-owned and 46 franchise restaurants operating in eighteen states, the District of Columbia and the United Arab Emirates. The Così vision is to become America's favorite premium convenience restaurant by providing customers authentic, innovative, savory food while remaining an affordable luxury.

The Così menu features Così sandwiches, freshly-tossed salads, melts, soups, Così bagels, flatbread pizzas, S'mores, snacks and other desserts, and a wide range of coffee and coffee-based drinks and other specialty beverages. Così restaurants are designed to be welcoming and comfortable with an eclectic environment. Così's sights, sounds, and spaces create a tasteful, relaxed ambience that provides a fresh and new dining experience.

“Così,” “Così ( w/hearth design),” “Simply Good Taste” and related marks are registered trademarks of Così, Inc.
Copyright © 2010 Così, Inc. All rights reserved.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. This press release contains statements that constitute forward- looking statements under the federal securities laws. Forward-looking statements are statements about future events and expectations and not statements of historical fact. The words "believe," "may," "will," "should," "anticipate," "estimate," "expect," "intend," "objective," "seek," "plan," "strive," or similar words, or negatives of these words, identify forward- looking statements. We qualify any forward-looking statements entirely by these cautionary factors. Forward-looking statements are based on management's beliefs, assumptions and expectations of our future economic performance, taking into account the information currently available to management. Forward-looking statements involve risks and uncertainties that may cause our actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition we express or imply in any forward-looking statements. Factors that could contribute to these differences include, but are not limited to: the cost of our principal food products and supply and delivery shortages or interruptions; labor shortages or increased labor costs; changes in consumer preferences and demographic trends; expansion into new markets including foreign markets; our ability to locate suitable restaurant sites in new and existing markets and negotiate acceptable lease terms; competition in our markets, both in our business and in locating suitable restaurant sites; our operation and execution in new and existing markets; our ability to recruit, train and retain qualified corporate and restaurant personnel and management; cost effective and timely planning, design and build-out of restaurants; our ability to attract and retain qualified franchisees; the availability and cost of additional financing, both to fund our existing operations and to open new restaurants; the rate of our internal growth and our ability to generate increased revenue from our existing restaurants; our ability to generate positive cash flow from existing and new restaurants; the reliability of our customer and market studies; fluctuations in our quarterly results due to seasonality; increased government regulation and our ability to secure required governmental approvals and permits; our ability to create customer awareness of our restaurants in new markets; market saturation due to new restaurant openings; inadequate protection of our intellectual property; adverse weather conditions which impact customer traffic at our restaurants and adverse economic conditions. Further information regarding factors that could affect our results and the statements made herein are included in our filings with the Securities and Exchange Commission.

Additional information is available on the company's website at
http://www.getcosi.com  in the investor relations section.